Exhibit 32.01
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of Double-Take Software, Inc. (the “registrant”) on Form 10-Q for the fiscal quarter ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Dean Goodermote and S. Craig Huke, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge, on the date hereof:
(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.
November 14, 2007

/s/ Dean Goodermote
Dean Goodermote
Chief Executive Officer

/s/ S. Craig Huke
S. Craig Huke
Chief Financial Officer